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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-51095 of Florida Banks, Inc. on Form S-4 of our reports dated March 20, 1998 relating to Florida Banks, Inc. and February 27, 1998 relating to First
National Bank of Tampa, appearing in the Proxy Statement-Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE

Jacksonville, Florida

June 5, 1998